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                                 FORM 8-A/A
                              (AMENDMENT NO. 1)

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         SUN HYDRAULICS CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                     FLORIDA                                                  59-2754337
-------------------------------------------------           ---------------------------------------------
             (State of incorporation                                        (IRS Employer
                or organization)                                          Identification No.)


          1500 WEST UNIVERSITY PARKWAY
                SARASOTA, FLORIDA                                                34623
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    (Address of principal executive offices)                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


              TITLE OF EACH CLASS                                 NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                                 EACH CLASS IS TO BE REGISTERED

                      None                                                      None
-------------------------------------------------           ---------------------------------------------
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.  [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.  [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
                   ----------------------------------------
                               (Title of Class)





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.001 per share (the "Common Stock"), of Sun Hydraulics Corporation, a Florida corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 41 of the Prospectus contained in Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, filed with the Securities and
Exchange Commission on December 19, 1996 (File No. 333-14183), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

                               DESCRIPTION

1.      Specimen of Certificate representing Registrant's Common Stock.

2.1 Amended and Restated Articles of Incorporation of Registrant, as filed with the Commission as Exhibit 3.1 to the Pre-Effective
        Amendment No. 4 to Registrant's Registration Statement on Form
        S-1 (filed with the Commission on December 19, 1996), File No.
        333-14183, are hereby incorporated herein by this reference.

2.2     Bylaws of Registrant, as filed with the Commission as Exhibit
        3.2 to the Pre-Effective Amendment No. 4 to Registrant's
        Registration Statement on Form S-1 (filed with the Commission on
        December 19, 1996), File No. 333-14183, are hereby incorporated herein by this reference.





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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.




                                       SUN HYDRAULICS CORPORATION



                                       By: /s/ Clyde G. Nixon
                                          ------------------------------
                                               Clyde G. Nixon, President




Dated: December 18,1996





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                                EXHIBIT INDEX

Exhibit                          DESCRIPTION

1.         Specimen of Certificate representing Registrant's Common
           Stock.

2.1        Amended and Restated Certificate of Incorporation of
           Registrant, as filed with the Commission as Exhibit 3.1 to the Pre-Effective Amendment No. 4 to Registrant's
           Registration Statement on Form S-1 (filed with the Commission on December 19, 1996), File No. 333-14183, are hereby incorporated herein by this reference.

2.2        Bylaws of Registrant, as filed with the Commission as Exhibit
           3.2 to the Pre-Effective Amendment No. 4 to Registrant's
           Registration Statement on Form S-1 (filed with the Commission on December 19, 1996), File No. 333-14183, are hereby incorporated herein by this reference.





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